                                                                   Exhibit 10.10

                                      LEASE

                             Basic Lease Information

         The following Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Basic Lease Information shall control.

Date (for reference
purposes only):                     MARCH 24, 2000


Landlord:                           401 River Oaks, LLC,
                                    a California limited liability company

Tenant:                             Watkins-Johnson Company,
                                    a California corporation

Guarantor:                          N/A

Premises (SECTION 1.1):             All of the building ("BUILDING") to be
                                    built, outlined in EXHIBIT A-1, containing
                                    approximately 42,000 rentable square feet
                                    ("RSF") of building area, subject to
                                    SECTION 1.2.

Building:                           Located at 401 River Oaks Parkway, San Jose, California
                                    consisting of a two-story building.

Project (SECTION 1.1):              The land and the building outlined in EXHIBIT A-2.

Term (SECTION 2.1):                 Ten (10) years.

Anticipated Commencement
Date:                               ________________, 2001

Commencement Date:                  See SECTION 2.1

Expiration Date:                    See SECTION 2.1

Monthly Base Rent
(SECTION 3.1(a)):                   $94,500 no/100, subject to increase as provided in SECTION 3.1(a).

Tenant's Percentage
Share (SECTION 3.1(b)):             100%

Parking (SECTION 15.8):             160 spaces

Security Deposit:
(SECTION 3.3)                       One month's Base Rent.


                                      -A-


Rent Payment
Address (SECTION 3.7):              401 River Oaks, LLC
                                    c/o Trammell Crow Company
                                    1241 East Hillsdale Blvd, Suite 200
                                    Foster City, California 94404-1214
                                    Attention: Pamela Pryor

Permitted Use
(SECTION 4.1):                      General office use, distribution of
                                    electronic hardware, research and
                                    development activities, light manufacturing
                                    and related sales.

Landlord's
Address (SECTION 14.1):             401 River Oaks, LLC
                                    c/o Trammell Crow Company
                                    1241 East Hillsdale Blvd, Suite 200
                                    Foster City, California 94404-1214


                                    With a copy to:

                                    Kennedy Associate Real Estate Counsel, Inc.
                                    2400 Financial Center Building
                                    Seattle, Washington 98161
                                    Attn: Asset Management

                                    With a copy to:

                                    Paul, Hastings, Janofsky & Walker, LLP
                                    345 California Street, 29th Floor
                                    San Francisco, California 94104
                                    Attn: Charles V. Thornton, Esq.

Tenant's
Address (SECTION 14.1):             Prior to the Commencement Date

                                    Watkins Johnson Company
                                    3333 Hillview Avenue
                                    Palo Alto, California 94304-1223
                                    Attn: Rainer Growitz

                                    After the Commencement Date of the Existing Building Lease
                                    at the Premises

                                    With a copy to:

                                    Roy Geiger
                                    Irell & Manella, LLP
                                    333 South Hope Street, Suite 3300
                                    Los Angeles, California 90071


                                      -B-


Guarantor's
Address (SECTION 14.1):             N/A

Landlord's Brokers
(SECTION 15.5)                      Bruce Horton, Senior Vice President
                                    Grubb & Ellis Company
                                    1732 North First Street, Suite 100
                                    San Jose, California 95112

                                    Brian Beswick, Vice President
                                    Trammell Crow Company

                                    and

                                    George Fox, Vice President
                                    Trammell Crow Company
                                    1241 East Hillsdale Boulevard, Suite 200
                                    Foster City, California 94404

Tenant's Broker
(SECTION 15.5):                     Phil Mahoney, Executive Vice President
                                    Howie Dallmar, Senior Vice President
                                    Cornish & Carey Commercial
                                    5201 Great American Parkway, Suite 120
                                    Santa Clara, California 95054

Exhibits
--------

Exhibit A-1         Plan(s) Outlining the Premises and the Building
Exhibit A-2         Plan(s) Outlining the Project
Exhibit B           Work Letter Agreement
Schedule B-1        Description of Landlord's Work
Schedule B-2        List of Approved Contractors and Subcontractors
Exhibit C           Form of Memorandum Confirming Term
Exhibit D           Description of Tenant's Trade Fixtures
Exhibit E           Rules and Regulations
Exhibit F           Option to Extend/Fair Market Rental Rate
Exhibit G           Parking Rules and Regulations
Exhibit H           Letter of Credit Terms


                                      -C-

                             TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1         Premises .......................................................................................1
         1.1      Lease of Premises ..............................................................................1
         1.2      Recalculation of RSF ...........................................................................1
ARTICLE 2         Term ...........................................................................................2
         2.l      Term of Lease ..................................................................................2
         2.2      Landlord to Complete Landlord's Work and Deliver the Premises ..................................2
         2.3      Tenant to Construct Tenant Improvements ........................................................3
         2.4      Entry Into Premises ............................................................................3
         2.5      Memorandum Confirming Term .....................................................................3
         2.6      Holding Over ...................................................................................3
ARTICLE 3         Rent ...........................................................................................4
         3.1      Base Rent and Additional Rent ..................................................................4
         3.2      Procedures .....................................................................................6
         3.3      Security Deposit ...............................................................................8
         3.4      Late Payment ...................................................................................8
         3.5      Other Taxes Payable by Tenant ..................................................................9
         3.6      Certain Definitions ............................................................................9
         3.7      Rent Payment Address ..........................................................................11
ARTICLE 4         Use of the Premises ...........................................................................11
         4.1      Permitted Use .................................................................................11
         4.2      Environmental Definitions .....................................................................11
         4.3      Environmental Requirements ....................................................................12
         4.4      Compliance With Law ...........................................................................13
         4.5      Rules and Regulations .........................................................................13
         4.6      Entry by Landlord .............................................................................13
ARTICLE 5         Utilities and Services ........................................................................14
         5.1      Tenant's Responsibilities .....................................................................14
         5.2      Landlord's Responsibilities ...................................................................14
ARTICLE 6         Maintenance and Repairs .......................................................................14
         6.1      Obligations of Landlord .......................................................................14

                                                                                                               Page
                                                                                                               ----
         6.2      Obligations of Tenant .........................................................................16
         6.3      Tenant's Obligations at the End of the Term ...................................................16
ARTICLE 7         Alteration of the Premises ....................................................................16
         7.1      No Alterations by Tenant ......................................................................16
         7.2      Landlord's Property ...........................................................................18
ARTICLE 8         Indemnification and Insurance .................................................................18
         8.1      Damage or Injury ..............................................................................18
         8.2      Insurance Coverages and Amounts ...............................................................19
         8.3      Insurance Requirements ........................................................................19
         8.4      Subrogation ...................................................................................20
         8.5      Landlord's Fire and Casualty Insurance ........................................................20
ARTICLE 9         Assignment or Sublease ........................................................................21
         9.1      Prohibition ...................................................................................21
         9.2      Landlord's Consent or Termination .............................................................21
         9.3      Completion ....................................................................................22
         9.4      Tenant Not Released ...........................................................................22
         9.5      Landlord's Consent ............................................................................23
         9.6      Remedies ......................................................................................23
         9.7      Certain Permitted Transfers ...................................................................23
ARTICLE 10        Events of Default and Remedies.................................................................24
         10.1     Default by Tenant .............................................................................24
         10.2     Termination ...................................................................................25
         10.3     Continuation ..................................................................................25
         10.4     Remedies Cumulative ...........................................................................26
         10.5     Tenant's Primary Duty .........................................................................26
         10.6     Abandoned Property ............................................................................26
         10.7     Landlord Default ..............................................................................26
ARTICLE 11        Damage or Destruction .........................................................................26
         11.1     Restoration....................................................................................26
         11.2     Termination of Lease ..........................................................................27

                                                                                                               Page
                                                                                                               ----
         11.3     Exclusive Remedy ..............................................................................27
ARTICLE 12        Eminent Domain ................................................................................28
         12.1     Condemnation ..................................................................................28
         12.2     Award .........................................................................................28
         12.3     Temporary Use .................................................................................28
         12.4     Definition of Taking ..........................................................................29
         12.5     Exclusive Remedy ..............................................................................29
ARTICLE 13        Subordination and Sale ........................................................................29

         13.1     Subordination .................................................................................29
         13.2     Sale of the Project ...........................................................................29
         13.3     Estoppel Certificate...........................................................................29
ARTICLE 14        Notices .......................................................................................30
         14.1     Method ........................................................................................30
ARTICLE 15        Miscellaneous .................................................................................30
         15.1     General .......................................................................................30
         15.2     No Waiver .....................................................................................31
         15.3     Attorneys' Fees ...............................................................................31
         15.4     Exhibits ......................................................................................31
         15.5     Broker(s) .....................................................................................31
         15.6     Waivers of Jury Trial and Certain Damages .....................................................31
         15.7     Entire Agreement ..............................................................................32
         15.8     Parking .......................................................................................32
         15.9     Choice of Law .................................................................................32
         15.10    No Air Rights .................................................................................32
         15.11    Modification of Lease .........................................................................32
         15.12    Landlord's Title ..............................................................................33
         15.13    Application of Payments .......................................................................33
         15.14    Time of Essence ...............................................................................33
         15.15    Right to Lease ................................................................................33
         15.16    Force Majeure .................................................................................33

                                                                                                               Page
                                                                                                               ----
15.17    Exculpation ............................................................................................33
15.18    No Discrimination ......................................................................................34
15.19    Counterparts............................................................................................34
15.20    Roof Rights ............................................................................................34
15.21    Signage ................................................................................................34
15.22    Reasonableness .........................................................................................35
15.23    No Liens on Tenant's Equipment .........................................................................35

                                  LEASE

         This Lease (together with the Basic Lease Information and EXHIBITS A THROUGH H which are incorporated into the Lease by this reference, collectively the "LEASE") is made as of the date specified in the Basic Lease Information, by and between 401 River Oaks, LLC, a California limited liability company ("LANDLORD"), and the tenant specified in the Basic Lease Information ("TENANT"), who hereby agree as follows:

                                    ARTICLE I

                                    PREMISES

         1.1 LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, all of the RSF (the "PREMISES") in the Building described on EXHIBIT A-1 as Phase II (the "BUILDING") and specified in the Basic Lease Information, located on the real property specified in the Basic Lease Information and described more specifically on EXHIBIT A-2 (the "PROJECT"). The Project includes the land and the Building in which the Premises are located. The method by which RSF is determined is set forth in SECTION 1.2. Landlord and Tenant stipulate that, for purposes of this Lease, the Premises and the Building, respectively, each contains the number of RSF specified in the Basic Lease Information and Tenant's Percentage Share specified in the Basic Lease Information is the ratio of such RSF of the Premises to the RSF in the Building (I.E., 100% because Tenant is leasing the entire Building). During the term of this Lease, Tenant shall have the nonexclusive right, in common with other tenants of the Project, to use only for their intended purposes the common areas (such as driveways, sidewalks, parking areas, loading areas and access roads) in the Project that are designated by Landlord as common areas and not leased to or allocated for the exclusive use of another tenant of the Project. Landlord shall have the right from time to time to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas, including as described in
SECTION 3.6(e). Tenant shall not interfere with the rights of Landlord and other tenants of the Project to use such common areas. So long as the Building and the Existing Building (defined in SECTION 3.6(e) below) are leased entirely by Tenant and its subtenants, the common areas in the Project will be available for their exclusive use, subject only to Landlord's right of entry herein.

         1.2 RECALCULATION OF RSF. The RSF in the Building and the Premises will be approximately as set forth in the Basic Lease Information above. For purposes hereof, the RSF of the Premises and the Building shall be determined by Landlord after substantial completion of the Building pursuant to the following: the distance from the east face to the west face of the exterior wall multiplied by the distance from the north face to the south face of the exterior wall multiplied by two to account for the second story. In the event that Landlord's planner/designer determines that the RSF of the Premises or the Building differs from the information provided in the Basic Lease Information by more than five hundred (500) RSF, all amounts, percentages and figures appearing or referred to in this Lease based upon the incorrect RSF shall be modified in accordance with such determination, but not otherwise. The determination of the RSF will be confirmed in writing by Landlord to Tenant.

                                    ARTICLE 2

                                      TERM

         2.1 TERM OF LEASE. The term of this Lease (the "TERM") shall be the term specified in the Basic Lease Information, which shall commence on the earliest of (i) the date that is ninety (90) calendar days after the completion of the pouring of the concrete on the second floor or (ii) the date that the Base Building Improvements and the Tenant Improvements (as defined in EXHIBIT B) are substantially completed and a certificate of occupancy, temporary certificate of occupancy or the equivalent certificate in the local jurisdiction that permits occupancy for the purpose of conducting normal business has been issued or (iii) August 31, 2001 as such date may be extended by Landlord Delay, as defined in EXHIBIT B (the "COMMENCEMENT DATE") and, unless sooner terminated as hereinafter provided, shall end on the last day of the month in which the tenth (10th) anniversary of the Commencement Date falls (the "EXPIRATION DATE"). If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on or before the Anticipated Commencement Date, except as provided in this SECTION 2.1 below, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Except for the improvements to be constructed or installed by Landlord pursuant to EXHIBIT B, Landlord shall have no obligation to construct or install any improvements in the Premises or the Project or to remodel, renovate, recondition, alter or improve the Premises or the Building in any manner, and Tenant shall accept the Premises "AS IS" on substantial completion of Landlord's Work pursuant to EXHIBIT B, except for Landlord's completion of minor aspects of and punch list items relating to the Base Building Improvements described in the Work Letter Agreement attached hereto as EXHIBIT B. Tenant shall be deemed to have accepted the Premises, however, subject to all matters reasonably discoverable or observable by Tenant in the course of a standard punch list review.

         If Landlord fails, despite exercising commercially reasonable efforts, to obtain the entitlements and permits necessary to construct the Base Building Improvements as required by the Work Letter Agreement on or before September 30, 2000, Landlord shall notify Tenant, and in such event (i) Landlord shall have the right to terminate this Lease by notice to Tenant (and upon any such termination shall return to Tenant any Security Deposit and the Letter of Credit) and (ii) Tenant shall have the right to terminate this Lease by notice to Landlord. A termination pursuant to this paragraph shall be without liability of either party to the other excepting only with respect to a default hereunder committed prior to such termination.

         2.2 LANDLORD TO COMPLETE LANDLORD'S WORK AND DELIVER THE PREMISES. Landlord shall construct or install the Base Building Improvements pursuant to the Work Letter Agreement attached as EXHIBIT B ("LANDLORD'S WORK"). Landlord shall deliver possession of the Premises to Tenant for the purpose of construction of the Tenant Improvements by Tenant no later than substantial completion of the Base Building Improvements, and Tenant agrees to accept such delivery subject to the completion of minor items to be completed and Landlord's punch list items described in the Work Letter Agreement attached hereto as EXHIBIT B. If the Premises are not so delivered by August 31, 2001, and the delay is caused by damage or destruction, then Tenant's obligations shall continue and ARTICLE 11, below, shall govern. If Landlord does not deliver possession of the Premises to Tenant on or before August 31, 2001, and the delay is not caused by damage or destruction but on account of Landlord Delay, the Monthly Base Rent shall be abated from and after said date, such abatement to be to the extent and for the period of the Landlord Delay.

         2.3 TENANT TO CONSTRUCT TENANT IMPROVEMENTS. Tenant shall construct or install the Tenant Improvements to be constructed or installed by Tenant pursuant to the Work Letter Agreement attached as EXHIBIT B at its cost except for those costs permitted to be paid from the Tenant Improvement Allowance described therein. Landlord shall pay for utilities during the construction of Tenant Improvements, but in no event beyond the Commencement Date.

         2.4 ENTRY INTO PREMISES. Notwithstanding SECTION 2.2, if South Bay Construction is Tenant's Contractor (as defined in EXHIBIT B) Landlord shall permit Tenant to enter the Premises upon completion of the pouring of the concrete on the second floor. If South Bay Construction is not Tenant's Contractor, Landlord shall permit Tenant to enter the Premises at such time Landlord, upon consultation with Landlord's contractor, in Landlord's reasonable judgment decides Tenant may enter the Premises. Upon Tenant's entry, it may on a date determined by Landlord, after consultation with Landlord's contractor commence construction of the Tenant Improvements, install its furniture, trade fixtures and equipment and prepare for commencement of business operations therein, provided that same can be accomplished by Tenant in a manner which will not interfere with, or delay, Landlord in the completion of the Landlord's Work; any such delay or interference by Tenant shall constitute a Tenant Delay. Landlord shall not be responsible for, and Tenant is required to obtain insurance covering, any loss (including theft), damage or destruction to any work or material installed or stored by Tenant, or by any contractor or individual involved in the construction of the Tenant Improvements, or for any injury to Tenant or Tenant's employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees or to any other person to the extent caused by Tenant's entry prior to the Commencement Date. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease. All terms and conditions of this Lease shall apply to Tenant's early entry into the Premises except for the payment of Base Rent, CAM Expenses, Property Taxes and Insurance pursuant to SECTION 3.1 below which will not occur until the Commencement Date.

         2.5 MEMORANDUM CONFIRMING TERM. Landlord and Tenant each shall, promptly after the Commencement Date has been determined, execute and deliver to the other a Memorandum Confirming Term in the form of EXHIBIT C attached hereto, which shall set forth the actual Commencement Date and the Expiration Date for this Lease, but the term of this Lease shall commence and end in accordance with this Lease whether or not the Memorandum Confirming Term is executed.

         2.6 HOLDING OVER. If, with the written consent of Landlord, Tenant holds possession of the Premises after the Expiration Date, Tenant shall become a tenant from month to month under this Lease, but the Base Rent during such month to month tenancy shall be equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease. Landlord and Tenant each shall have the right to terminate such month to month tenancy by giving at least thirty (30) days' written notice of termination to the other at any time, in which event such tenancy shall terminate on the termination date set forth in such termination notice. If Tenant, without the written consent of Landlord, holds possession of the Premises without the written consent of Landlord, Tenant shall pay rent as set forth in the first sentence of this
SECTION 2.6 and shall be responsible to Landlord for all damages incurred by Landlord as a result of such holdover and attorneys' fees and costs pursuant to SECTION 15.4 of this Lease. Nothing in this Lease shall be deemed expressly or by implication, to grant Tenant the right to hold over in the Premises, and Landlord's consent to any holdover shall occur only if Landlord, in the exercise of its sole and absolute discretion, agrees to such holdover pursuant to a separate written agreement signed by both Landlord and Tenant.

                                    ARTICLE 3

                                      RENT

         3.1 BASE RENT AND ADDITIONAL RENT. Tenant shall pay to Landlord the following amounts as rent for the Premises:

         (a) During the term of this Lease, beginning with the Commencement Date, Tenant shall pay to Landlord as Base Rent each month the amount of Monthly Base Rent specified below:

                              MONTHLY BASE RENT                   MONTHLY PERIODS BEGINNING
                                                                   WITH COMMENCEMENT DATE
                                  $94,500.00                              Months 1-12
                                  $98.280.00                              Months 13-24
                                 $102,211.20                              Months 25-36
                                 $106,299.65                              Months 37-48
                                 $110,551.64                              Months 49-60
                                 $114,973.71                              Months 61-72
                                 $119,572.66                              Months 73-84
                                 $124,355.57                              Months 85-96
                                 $129,329.79                              Months 97-108
                                 $134,502.98                             Months 109-120

                  Should the Commencement Date occur other than on the first day of a month, then the Monthly Base Rent for the partial month shall be at the rate of $94,500.00 prorated for such partial month, which shall be paid on the Commencement Date, and the first full calendar month during the Term shall be deemed "Month 1" for purposes of the Monthly Periods set forth above. On the Commencement Date, Tenant shall pay to Landlord $94,500.00 representing Monthly Base Rent for the first month of the Term.

         (b) During each calendar year (or part thereof) during the Term, Tenant shall pay to Landlord, as additional monthly rent ("ADDITIONAL MONTHLY RENT") estimated by Landlord as described in SECTION 3.2:

                  (i) Tenant's Percentage Share specified in the Basic Lease Information of all CAM Expenses paid or incurred by Landlord in such year;

                  (ii) Tenant's Percentage Share specified in the Basic Lease Information of all Property Taxes paid or incurred by Landlord in such year; and

                  (iii) Tenant's Percentage Share specified in the Basic Lease Information of all Insurance Costs paid or incurred by Landlord in such year.

         (c) Throughout the Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease ("ADDITIONAL RENT"), whether or not such amounts of money or charges are designated Additional Rent. As used in this Lease,

"RENT" shall mean and include all Monthly Base Rent, Additional Monthly Rent and Additional Rent payable by Tenant in accordance with this Lease.

         3.2 PROCEDURES. The Additional Monthly Rent payable by Tenant pursuant to SECTION 3.1(b) hereof (CAM Expenses, Property Taxes and Insurance Costs) shall be calculated and paid in accordance with the following procedures:

         (a) On or before the Commencement Date, or as soon thereafter as practicable, and on or before the first day of each subsequent calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable under SECTION 3.1(b) hereof for the balance of the first calendar year after the Commencement Date or for the ensuing calendar year, as the case may be, which estimates shall be prepared in a commercially reasonable manner. Tenant shall pay such estimated amounts to Landlord in equal monthly installments, in advance, on or before the Commencement Date and on or before the first day of each month during such balance of the first calendar year after the Commencement Date or during such ensuing calendar year, as the case may be. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. If, at any time, Landlord determines that the amounts payable under SECTION 3.1(b) hereof for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

         (b) By each April 1 during the Term beginning with April 1, 2001, or a reasonable time thereafter, Landlord shall give Tenant a written statement of the amounts payable by Tenant under SECTION 3.1(b) hereof for the prior such calendar year certified by Landlord. If such statement shows a total amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next monthly installments of the amounts payable by Tenant under SECTION 3.1(b) hereof (or, if the Term has ended, Landlord shall refund the excess to Tenant with such statement). If such statement shows a total amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this SECTION 3.2 shall not waive Landlord's right to receive, or Tenant's obligation to pay, the amounts payable by Tenant under SECTION. 3.1(b) hereof.

         (c) In the event that Tenant disputes the amount of CAM Expenses, Property Taxes and Insurance Costs (collectively, "OPERATING COSTS") set forth in any annual statement delivered by Landlord, then subject to the terms and conditions below, Tenant shall have the right to provide notice to Landlord that it intends to inspect and copy Landlord's accounting records for the calendar year covered by such statement during normal business hours ("TENANT REVIEW") and shall sign an agreement with Landlord whereby Tenant agrees not to disclose the results of such (and the information obtained in connection with such) audit to anyone other than Tenant's employees and/or attorneys, who shall also sign an agreement to keep such information confidential. If Tenant retains a third party to inspect Landlord's accounting records (a "THIRD PARTY AUDITOR"), then as a condition precedent to any such inspection. Tenant shall deliver to Landlord a copy of Tenant's written agreement with such Third Party Auditor, which agreement shall include provisions which state that (i) Landlord is an intended third-party beneficiary of such agreement and (ii) such Third Party Auditor shall maintain in strict confidence any and all information obtained in connection with the Tenant Review and shall not disclose such information to any person or entity other than to the management personnel of Tenant and its attorneys. Any Tenant Review shall take place in Landlord's office at the Project or at such other location as Landlord may reasonably designate in Northern California, and Landlord will provide Tenant with reasonable accommodations for such Tenant Review and reasonable use of such available office equipment, but may charge Tenant for telephone calls, faxes, and photocopies. Tenant shall provide Landlord with not less than two (2) weeks' prior written notice of its desire to conduct such Tenant Review. In connection with the foregoing review, Landlord shall furnish Tenant with such reasonable supporting documentation relating to the subject statement as Tenant may reasonably request. In no event shall Tenant have the right to conduct such Tenant Review if (a) an Event of Default by Tenant is then in existence under this Lease with respect to any of Tenant's monetary obligations, including, without limitation, the payment by Tenant of Tenant's Percentage Share of Operating Costs described in the statement which is the subject of Tenant's Review, which payment, at Tenant's election, may be made under protest, or (b) if any amount invoiced by Landlord to Tenant remains unpaid, but Tenant may make such payment to Landlord under protest. In the event that following Tenant's Review, Tenant and Landlord continue to dispute the amount of Operating Costs shown on Landlord's statement and Landlord and Tenant are unable to resolve such dispute, then subject to the last paragraph of this clause (c), either Landlord or Tenant may initiate a legal action to resolve the dispute. If the resolution of the parties' dispute with regard to Tenant's Percentage Share of Operating Costs shown on the statement, pursuant to the judgment of a court or otherwise, reveals an error in the calculation of Tenant's Percentage Share of those Operating Costs to be paid for such calendar year, the parties' sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute. Tenant shall be responsible for all costs and expenses associated with Tenant's Review, and Tenant shall be responsible for all reasonable audit fees, attorneys' fees and related costs of Tenant relating to a resolution of the issue (collectively, the "COSTS"). However, if the parties' final resolution of the dispute involves the overstatement of Operating Costs by Landlord for such calendar year in excess of five percent (5%), then Landlord shall be responsible for all Costs. An overcharge by Landlord of Operating Costs shall not entitle Tenant to terminate this Lease, and Landlord shall not be obligated to make a refund to Tenant until thirty (30) days after the final resolution of the dispute. Subject to the terms set forth below, this provision shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.

                  In the event that, within six (6) months following receipt of any particular annual statement. Tenant or Landlord shall fail to either (i) fully and finally settle any dispute with respect to such statement or (ii) file and serve a complaint in a court of competent jurisdiction to resolve the dispute, then Tenant shall have no further right to conduct a Tenant Review with respect to such statement or to dispute the amount of Tenant's Percentage Share of Operating Costs set forth in the applicable statement.

         (d) If the term of this Lease commences or ends on a day other than the first or last day of a calendar year, respectively, the amounts payable by Tenant under SECTION 3.1(b) hereof applicable to the calendar year in which such term commences or ends shall be prorated according to the ratio which the number of days during the term of this Lease in such calendar year bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to SECTION 3.2(b) hereof to be performed after such termination.

         3.3 SECURITY DEPOSIT. Upon delivery of the Letter of Credit by Tenant to Landlord pursuant to this SECTION 3.3, Tenant shall deliver to Landlord (a) an amount equal to the Base Rent for the first month of the term of this Lease for which the Base Rent is to be paid, which amount Landlord shall apply to the Base Rent for such first month, and (b) the amount of the security deposit specified in the Basic Lease Information. (The amounts in clauses (a) and (b), above, plus any amounts added thereto as provided in this Lease, are referred to herein as the "SECURITY DEPOSIT"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, and Tenant shall not be entitled to interest thereon. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant, without prior notice to Tenant. If Landlord applies the Security Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount required by this
SECTION 3.3. If Tenant does not do so, Landlord may restore the Security Deposit by sums drawn on the Letter of Credit, as described and defined below, in which case Tenant shall restore the Letter of Credit to its original amount within ten
(10) days after such a draw. Landlord shall return any unapplied portion of the Security Deposit to Tenant within sixty (60) days after termination of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord's or such successor owner's transferring the Security Deposit to the new owner.

         Tenant shall also deliver to Landlord a letter of credit in the form and amount required by and pursuant to EXHIBIT H ("LETTER OF CREDIT"). If by thirty (30) days after the date Landlord notifies Tenant of Landlord's receipt of the site development application approval for the Project, Tenant has not delivered the Letter of Credit in the form and amount as required by EXHIBIT H, Tenant shall have committed an Event of Default. Landlord and any successor in interest of Landlord shall have the right to transfer the Letter of Credit to a successor in interest, and be released from further liability with respect thereto, in the same manner as with respect to the Security Deposit.

         3.4 LATE PAYMENT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or Additional Monthly Rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or Additional Monthly Rent is not received by Landlord within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair reimbursement to Landlord. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any sum otherwise due or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay each installment of rent due under this Lease when due, including the right to terminate this Lease and recover all damages from Tenant. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date (and disregarding the five (5) day period applicable to late charges) until paid at the lower of the highest rate permitted by law and two percent (2%) over the rate designated in the Wall Street Journal as the Prime Rate at the time such amounts first become due, adjusted monthly ("INTEREST RATE"), and Tenant shall pay such interest to Landlord on written demand in addition to the late charge, which late charge (as contrasted with interest) will not be due unless Tenant is late in making such payment by more than five (5) days.

         3.5 OTHER TAXES PAYABLE BY TENANT. Tenant shall reimburse Landlord upon written demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the cost or value of Tenant's furniture, trade fixtures, equipment and other personal property located in the Premises or the cost or value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (b) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent so long as such tax is a tax on rent, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this SECTION 3.5 shall be deemed to be, and shall be paid as, additional rent.

          3.6 CERTAIN DEFINITIONS. As used in this Lease, certain words are defined as follows:

         (a) "CAM EXPENSES" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Premises, the Building and the Project or providing services in accordance with this Lease, including but not limited to the following, to the extent that each relates to the ownership, management, operation, maintenance and repair of the Premises, the Building and the Project: permit and inspection fees; electricity, gas, fuel, steam, heat, light, power, water, sewer and other utilities; management fees equal to three percent (3%) of net revenues (net revenues being gross revenues less (a) the management fee and (b) that portion of amortized Capital Costs attributable to the year in question) attributable to the Building and related expenses; security, guard (although Landlord shall be under no obligation to provide security or guard services), extermination, water treatment, garbage and waste disposal, rubbish removal, janitorial services, plumbing and other services; maintenance of the fire suppression systems; landscape maintenance; supplies, tools, materials and equipment; accounting and other professional fees and expenses; painting the exterior of the Project; maintaining and repairing the exterior walls and roof membrane, the parking and loading areas, the sidewalks, landscaping and common areas, and the other parts of the Project; costs and expenses required by or resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Project; Capital Costs; annual interest on any portion of unpaid Capital Costs which are amortized, as provided below, at an interest rate equal to the rate specified in
SECTION 3.4; and costs and expenses of contesting by appropriate proceedings any matter concerning managing, operating, maintaining or repairing the Project, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project, or the amount or validity of any Property Taxes. CAM Expenses shall not include Property Taxes, Insurance Costs or charges payable by Tenant pursuant to SECTION 3.5 hereof; depreciation on the Project, the cost of Landlord's work undertaken by Landlord pursuant to EXHIBIT B; costs of tenants' improvements, real estate brokers' commissions, interest or principal on debt of Landlord; restoration work necessitated by fire or other casualty damage to the extent of net insurance proceeds received by Landlord with respect thereto, interest payments payable by Landlord to Tenant pursuant to SECTION 6.1(b) or the cost of maintaining and repairing (except for damage by casualty) the roof (other than the roof membrane), the foundation or structural portions of the Building. Landlord shall include in CAM Expenses for any particular year only that portion of Capital Costs (other than Capital Costs which are incurred as a result of Tenant's activities in the Premises) which are properly allocable to such year in accordance with an amortization schedule therefor permitted under general accepted accounting principles.

         (b) "PROPERTY TAXES" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Project or any part thereof or any personal property used in connection with the Project. Property Taxes shall include any gross receipts tax but shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include charges payable by Tenant pursuant to
SECTION 3.5 hereof. To the extent all or any of the Property Taxes are assessed collectively on the Project, Landlord shall allocate the Property Taxes in a fair a reasonable manner to the Building.

         (c) "INSURANCE COSTS" shall mean all premiums and other charges for all property, earthquake, flood, loss of rental income, business interruption, liability and other insurance relating to the Project carried by Landlord.

         (d) "CAPITAL COSTS" refers to costs relating to the Premises or the Project which are required to be capitalized, rather than expensed, in accordance with generally accepted accounting principles.

         (e) "EXISTING BUILDING LEASE" means the lease being entered into concurrently herewith between Landlord and Tenant with respect to that portion of the Project shown as such on EXHIBIT A-2 and marked "EXISTING BUILDING SITE" or "PHASE ONE," also referred to herein as the "EXISTING BUILDING." No Capital Costs or other expenses incurred by Landlord in completing the work Landlord is obligated to do pursuant to the Exhibit B of the Existing Building Lease shall be included within CAM Expenses and, beginning with the date hereof, CAM Expenses, Property Taxes and Insurance Costs shall be fairly allocated by Landlord between the Existing Building Site, for which Tenant shall have no responsibility except as provided in the Existing Building Lease, and the balance of the Project (other than the Existing Building Site), for which Tenant will continue to have full responsibility as provided above. However, to the extent Landlord provides services or incurs costs included within the categories of CAM Expenses and/or Insurance Costs or incurs Property Taxes that pertain both to the Existing Building Site and to the Premises, such costs shall be allocated by Landlord to the Premises and the Existing Building Site and included in CAM Expenses, Insurance Costs and Property Taxes allocable to the Premises in a fair manner.

         3.7 RENT PAYMENT ADDRESS. Tenant shall pay all Base Rent and additional monthly rent under SECTION 3.1 hereof to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address for the payment of rent specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

                                    ARTICLE 4

                               USE OF THE PREMISES

         4.1 PERMITTED USE. Tenant shall use the Premises only for the Permitted Use of the Premises specified in the Basic Lease Information and for the following uses which may be located outside of the Building, in locations approved by Landlord and with such fencing, berming, screening or other protective measures that Landlord may require: to use and maintain piping and electrical lines to link the Building and the Existing Building. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Project, or will in any way increase the existing rate of, or disallow any fire rating or sprinkler credit, or cause a cancellation of, or reduce the coverage of any insurance for the Project. If Tenant causes any increase in the premium for any insurance covering the Project carried by Landlord, Tenant shall pay to Landlord, on written demand as Additional Rent, the entire amount of such increase. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Project, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not store any materials, equipment or vehicles outside the Premises and agrees that no washing of any type (including washing vehicles) shall take place in or outside the Premises. Tenant shall not receive, store or otherwise handle any product or material that is explosive or highly inflammable except in the ordinary course of Tenant's business and in conformity with law and any requirements of insurance policies covering the Project. Tenant shall not install any signs on the Premises except as permitted in the Work Letter Agreement and SECTION 15.21 hereof. Tenant shall, at Tenant's expense, remove all such signs prior to or upon termination of this Lease, repair any damage caused by the installation or removal of such signs, and restore the Premises to the condition that existed before installation of such signs.

         4.2 ENVIRONMENTAL DEFINITIONS. As used in this Lease, "HAZARDOUS MATERIAL" shall mean any substance that is (a) defined under any Environmental Law as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant, (b) a petroleum hydrocarbon, including crude oil or any fraction or mixture thereof, (c) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant, or
(d) otherwise regulated pursuant to any Environmental Law. As used in this Lease, "ENVIRONMENTAL LAW" shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or later adopted during the term of this Lease. As used in this Lease, "PERMITTED ACTIVITIES" shall mean the lawful activities of Tenant that are part of the ordinary course of Tenant's business in accordance with the Permitted Use specified in the Basic Lease Information. As used in this Lease, "PERMITTED MATERIALS" shall mean the materials that do not constitute Hazardous Materials and which are otherwise handled by Tenant in the ordinary course of conducting Permitted Activities.

         4.3 ENVIRONMENTAL REQUIREMENTS. Tenant hereby agrees that: (a) Tenant shall conduct, or permit to be conducted, on the Premises only activities which are Permitted Activities; (b) Tenant shall not use, store or otherwise handle, or permit any use, storage or other handling of, any Hazardous Material; (c) Tenant shall obtain and maintain in effect all permits and licenses required pursuant to any Environmental Law for Tenant's activities on the Premises, and Tenant shall at all times comply with all applicable Environmental Laws; (d) Tenant shall not engage in the storage, treatment or disposal on or about the Premises of any Hazardous Material except for any temporary accumulation of waste generated in the course of Permitted Activities; (e) Tenant shall not install any aboveground or underground storage tank or any subsurface lines for the storage or transfer of any Hazardous Material; (f) Tenant shall not cause or permit to occur any release of any Hazardous Material or any condition of pollution or nuisance on or about the Premises, whether affecting surface water or groundwater, air, the land or the subsurface environment; (g) Tenant shall promptly remove from the Premises any Hazardous Material introduced, or permitted to be introduced, onto the Premises by Tenant; and (h) if any release of a Hazardous Material to the environment, or any condition of pollution or nuisance, occurs on or about or beneath the Premises as a result of any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees, Tenant shall, at Tenant's sole cost and expense, promptly undertake all remedial measures required to clean up and abate or otherwise respond to the release, pollution or nuisance in accordance with all applicable Environmental Laws. Landlord and Landlord's representatives shall have the right, but not the obligation, to enter the Premises at any reasonable time for the purpose of inspecting the Premises in order to determine Tenant's compliance with the requirements of this Lease and applicable Environmental Law. If Landlord gives written notice to Tenant that Tenant's use, storage or handling of any Hazardous Material on the Premises may not comply with this Lease or applicable Environmental Law, Tenant shall correct any such violation within five (5) days after Tenant's receipt of such notice from Landlord, but nothing herein shall be construed to allow Tenant to use, store or handle Hazardous Materials in the Premises. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any Hazardous Material introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. Tenant shall not be responsible nor shall Tenant be liable for the existence of Hazardous Materials on the Premises on the Commencement Date. The liability of Tenant under this SECTION 4.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

                  Notwithstanding the foregoing, but without limiting Tenant's liability under this SECTION 4.3, Tenant shall be entitled to store for use and use at the Premises supplies and equipment employed for general office use and the Hazardous Materials listed on the Hazardous Materials Plan dated December 17, 1999 provided to Landlord prior to the date hereof and initialed by the parties. All of such Hazardous Materials shall be purchased, used, stored and disposed of in accordance with applicable Environmental Laws at Tenant's sole cost. Tenant shall notify Landlord of the kind and amounts of the Hazardous Materials used if they differ from the materials listed in the Hazardous Materials Plan. If Tenant wishes to store for use and use a Hazardous Material that is not listed in the Hazardous Material Plan, Landlord shall have the right to disapprove of the use of such Hazardous Material; provided, that Landlord will not unreasonably withhold its approval if the Hazardous Material proposed to be used is similar in kind, toxicity and function to a Hazardous Material listed in the Hazardous Materials Plan provided to Landlord. Tenant may use, store or handle small amounts of office supplies for the photocopy machine, white-out and the like, on or about the Premises.

         4.4 COMPLIANCE WITH LAW. Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, trade fixtures, machinery, equipment or improvements in the Premises, but Tenant shall not be required to make structural changes unless structural changes are related to or required by Tenant's acts or use of the Premises or by improvements made by or for Tenant.

         4.5 RULES AND REGULATIONS. Tenant shall faithfully observe and fully comply with all rules and regulations (the "RULES AND REGULATIONS") from time to time made in writing by Landlord for the safety, care, use and cleanliness of the Project or the common areas of the Project and the preservation of good order therein. If there is any conflict, this Lease shall prevail over the Rules and Regulations.

         4.6 ENTRY BY LANDLORD. Landlord shall have the right to enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Project, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry if such entry complies with the provisions of this Lease.

                                    ARTICLE 5

                             UTILITIES AND SERVICES

         5.1 TENANT'S RESPONSIBILITIES. Tenant shall contract and pay for the maintenance, operation and repair of all of the Premises and for the provision of all services and utilities which Tenant desires in the Premises, including, but not limited to, heating, ventilation, and air conditioning ("HVAC"), electricity, water, telephone, lights and window washing. The standard of maintenance, operation and repair which Tenant shall meet shall be the standard which a prudent, institutional owner of real estate would require for premises similar to the Premises, in Landlord's reasonable judgment. Landlord may require Tenant to enter into maintenance contracts with service providers to maintain and repair all building systems; each of said contracts and the providers shall be subject to Landlord's approval, although Landlord shall have no responsibility or liability with respect to the performance of such service providers. Tenant shall pay in arrears, directly to the appropriate supplier before delinquency, for all telephone services supplied to the Premises as well as any other service or utility, together with all taxes, assessments, surcharges and similar expenses relating to such utilities and services. If any such utilities or services are jointly metered with the Premises and another part of the Project, Landlord shall determine Tenant's share of the cost of such jointly metered utilities and services based on Landlord's estimate of usage, and Tenant shall pay as Additional Rent Tenant's share of the cost of such jointly metered utilities and services to Landlord within ten (10) days after receipt of Landlord's written statement for such cost. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any interruption of any such utilities and services, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy or other service serving the Premises or the Project.

         5.2 LANDLORD'S RESPONSIBILITIES. Landlord shall provide access for all utilities and services to the Building.

                                    ARTICLE 6

                             MAINTENANCE AND REPAIRS

          6.1     OBLIGATIONS OF LANDLORD.

         (a) Landlord shall maintain, and keep in good repair and operating condition, reasonable wear and tear excepted, the structural portion of the roof (excluding the membrane), the structural components of the Building, the foundation and landscaping, only. All other maintenance and repair of the Building and the Premises shall be Tenant's responsibility pursuant to SECTION
5.1. Tenant shall give Landlord written notice of the need for any maintenance or repair for which Landlord is responsible, after which Landlord shall have a reasonable opportunity to perform the maintenance or make the repair, and Landlord shall not be liable for any failure to do so unless such failure continues for an unreasonable time after Tenant gives such written notice to Landlord. Landlord's liability with respect to any maintenance or repair for which Landlord is responsible shall be limited to the cost of the maintenance or repair.

Any damage to any part of the Project for which Landlord is responsible that is caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as Additional Rent, the cost of such repairs incurred by Landlord to the extent such repairs are not covered by insurance carried by Landlord pursuant to this Lease.

         (b) TENANT'S RIGHT TO MAKE REPAIRS. Notwithstanding paragraph (a) above, if Tenant provides written notice to Landlord of Landlord's failure to repair or replace any portion of the Building or the Premises which Landlord is required to repair or replace hereunder and Landlord fails to repair within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice (plus such additional time as is reasonably required under the circumstances, assuming that Landlord began work within such twenty-one (21) day period), then Tenant may proceed to make the repair or replacement upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is doing so if such repair or replacement was not made by Landlord within such ten (10) business day period (or commenced to be made and thereafter pursued diligently to completion). In the event Tenant makes the repair or replacement, and such work will affect the structure of the Building and/or the Building systems, Tenant shall use only those contractors used by Landlord in the Building for work on such structure of the Building or Building systems unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings.

         If Tenant makes such a repair or replacement that is otherwise Landlord's responsibility pursuant to SECTION 6.1(a) (excluding landscaping), following Landlord's refusal to do so, Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in doing so plus interest thereon at the Interest Rate as defined in SECTION 3.4 of the Lease. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct, from rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord.

         Notwithstanding the foregoing, Tenant shall have the right to make repairs or replacements which Landlord is otherwise required to make hereunder, and to recover up to $25,000 of the cost thereof as provided in the preceding paragraph, without written notice to Landlord, if each of the following conditions is met: (i) such repairs or replacements must be made immediately in order to avoid imminent danger to life or significant property damage, (ii) the need for such repairs or replacements became known to Tenant in such a time frame that written notice to Landlord is not practical and (iii) Tenant gives such notice to Landlord as is practical in the circumstances.

         6.2 OBLIGATIONS OF TENANT. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof (except only the parts for which Landlord is expressly made responsible under this Lease) and all equipment, trade fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear excepted. Tenant shall not damage the Premises or disturb the integrity and support provided by the floor and ceiling slabs and each wall within the Premises. Landlord shall, at Tenant's expense (to the extent such repairs are not covered by insurance carried by Landlord pursuant to this Lease), repair any damage to the Premises caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant. Tenant shall take good care of the Premises and keep the Premises free from dirt, rubbish, waste and debris at all times. Tenant shall not overload the floors in the Premises or exceed the load-bearing capacity of the floors in the Premises. Tenant hereby waives the benefit of California Civil Code SECTIONS 1932, 1941 AND 1942 and of any similar law, statute or ordinance now or hereafter in effect.

         6.3      TENANT'S OBLIGATIONS AT THE END OF THE TERM.

         (a) Tenant shall, at the end of the Term, surrender to Landlord the Premises and all alterations, additions and improvements therein or thereto existing on the date hereof in the same condition as when received, ordinary wear and tear excepted. In the event of any damage to the Premises on account of the removal of any movable furniture, equipment, trade fixtures, computers, office machines or other personal property, as permitted by SECTION 7.2, Tenant shall repair such damage at its expense prior to the end of the Term.

         (b) SECTION 7.2 contains the agreement of Landlord and Tenant with respect to the removal of Alterations to the Premises constructed after the date hereof.

                                    ARTICLE 7

                           ALTERATION OF THE PREMISES

         7.1 NO ALTERATIONS BY TENANT. Tenant shall not make any alterations, additions, deletions or improvements in or to the Premises or any part thereof (collectively, "ALTERATIONS"), including attaching any trade fixtures or equipment thereto, without Landlord's prior written consent which shall not be unreasonably withheld. However, Tenant may make Alterations (other than those involving the removal or deletion of improvements) which comply with the Design Criteria and without Landlord's consent if the total cost of each Alteration does not exceed twenty five thousand dollars ($25,000.00). Without Landlord's consent, in no event shall the total cost of Alterations in any calendar year exceed one hundred thousand dollars ($100,000.00) or affect Building systems, the structure or roof of the Building or the exterior aesthetics of the Building. All Alterations in or to the Premises for which Landlord's consent is required (except improvements made by Landlord pursuant to EXHIBIT B, if any) shall be made by Tenant at Tenant's sole cost and expense as follows:

         (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all Alterations to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not affect the structure or the structural integrity of the Building or any systems, components or elements of the Building or Project, shall demonstrate that the exterior appearance of the Building will not be affected by such Alterations, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Project, shall not interfere with any other tenant's normal and customary business office operations and shall not affect the aesthetics of the exterior of the Building (individually and collectively, the "DESIGN CRITERIA").

         (b) Tenant shall obtain all required permits for the Alterations. Tenant shall engage responsible licensed contractor(s) and subcontractor(s) to perform all work. The contractor(s) shall be subject to Landlord's consent, which shall not be withheld unreasonably. Tenant shall perform all work in accordance with the plans and specifications approved by Landlord, in a good and workmanlike manner, in full compliance with all applicable laws, codes, ordinances, rules and regulations, and free and clear of any mechanics' liens and in full compliance with the construction rules and regulations adopted by Landlord from time to time. Tenant shall pay for all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Alterations. Tenant shall pay to Landlord all direct costs, and shall reimburse Landlord for all expenses, incurred by Landlord in connection with the review, approval and monitoring of any alterations made by Tenant. In addition, Tenant shall pay Landlord a construction management fee of four (4%) percent of the hard cost of the Alterations, additions and/or improvements, such fee to be paid in installments as the work progresses. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of design of any work, construction of any work, or delay in completion of any work. All work of the Alterations, regardless of whether Landlord's consent is required, shall be scheduled through and be subject to the reasonable monitoring by Landlord and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord. All work of Alterations shall be in compliance with the Union Requirement described in SECTION 13 of the Work Letter Agreement.

         (c) Tenant shall give written notice to Landlord of the date on which the work of any Alterations will be commenced at least ten (10) business days prior to such date. Tenant shall keep the Premises and the Project free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law or such security as Landlord may require to protect the Premises and the Project from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Project from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

         (d) In connection with any work performed by Tenant in accordance with this SECTION 7.1, upon completion of any such work, at Landlord's request, Tenant agrees to prepare and Landlord shall execute if factually correct, and Tenant shall cause a Notice of Completion to be recorded in the County Recorder's Office in accordance with SECTION 3093 of the Civil Code of the State of California or any successor statute. On completion of the work, Tenant shall deliver to Landlord both a hard copy and if available, copy on CAD Diskette, of the "as built" plan and specifications (including working drawings) for all Alterations. Promptly following the completion of any Alterations, Tenant shall deliver to Landlord a copy of any signed-off permits, inspection cards or other documentation, if any is required and available given the nature of the Alteration, evidencing governmental approval of completion of the work. No monitoring or supervision by Landlord of Alteration shall constitute Landlord's approval of the work so performed.

         7.2 LANDLORD'S PROPERTY. All Alterations, and Tenant Improvements constructed pursuant to EXHIBIT B, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant shall become part of the Project and Landlord's property, except as provided below, without compensation to Tenant. As to Alterations, upon termination of this Lease, Landlord shall have the right, at Landlord's option, by giving written notice to Tenant at any time before or within sixty (60) days after such termination, to remove specific Alterations identified in such notice, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such Alterations were made. As to the Tenant Improvements, Landlord, at the time of its approval of Tenant Improvements pursuant to EXHIBIT B, shall have the option to require Tenant, in writing, to remove such Tenant Improvements upon termination of this Lease. Such option shall not apply to the following Tenant Improvements made pursuant to EXHIBIT B: standard central electric wiring, standard interior walls and partitions erected to separate the general office and light manufacturing facilities located in the Building and improvements made that are customary for a general office use. In the case of any removal, Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge for Landlord's overhead and profit) of Alterations and/or Tenant Improvements with respect to which Landlord may require and has required removal. All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property from the Project and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this SECTION 7.2 to be performed after such termination.

         Tenant acknowledges that except as described in EXHIBIT D hereto, there will be no trade fixtures in the Premises and Tenant does not contemplate installing any in the Premises. Tenant may install trade fixtures from time to time upon compliance with this ARTICLE 7 and upon receiving Landlord's written consent, which Landlord agrees it will not withhold unreasonably. Tenant may update the description in EXHIBIT D with similar items, otherwise, Landlord's consent is required.

                                    ARTICLE 8

                          INDEMNIFICATION AND INSURANCE

         8.1 DAMAGE OR INJURY. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises, the Building or the Project arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to (i) any use or occupancy of the Premises or any condition of the Premises, (ii) any default in the performance of Tenant's obligations under this Lease, (iii) any damage to any property (including property of employees and invitees of Tenant), or (iv) any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant), in each case which occurs in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord), or which occurs in, on or about any other part of the Project to the extent caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This SECTION 8.1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

         8.2 INSURANCE COVERAGES AND AMOUNTS. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force the insurance coverages and amounts set forth in this
SECTION 8.2. Tenant shall maintain commercial general liability insurance, including contractual liability for the obligations of Tenant in this Lease, broad form property damage liability, fire, legal liability, premises and completed operations, and medical payments, with limits not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate, insuring against claims for bodily injury, personal injury and property damage arising from the use, occupancy or maintenance of the Premises and the Project. The policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Tenant shall maintain business auto liability insurance with limits not less than one million dollars ($1,000,000) per accident covering owned, hired and non-owned vehicles used by Tenant. Tenant shall maintain umbrella excess liability insurance on a following form basis in excess of the required commercial general liability, business auto and employers liability insurance with limits not less than five million dollars ($5,000,000) per occurrence and aggregate. Tenant shall carry workers' compensation insurance for all of its employees in statutory limits in the state in which the Project is located and employers' liability insurance which affords not less than five hundred thousand dollars ($500,000) for each coverage. Tenant shall maintain all risk property insurance for all personal property of Tenant and improvements, trade fixtures and equipment constructed or installed by Tenant or Landlord (including Tenant Improvements and subsequent Alterations) in the Premises in an amount not less than the full replacement cost, which shall include business income and extra expense coverage with limits not less than one hundred percent (100%) of rent for a period of twelve (12) months. If required by Landlord, Tenant shall maintain boiler and machinery insurance against loss or damage from an accident from the equipment in the Premises in an amount determined by Landlord and plate glass insurance coverage against breakage of plate glass in the Premises. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

         8.3 INSURANCE REQUIREMENTS. All insurance and all renewals thereof shall be issued by companies with a rating of at least "A-" "VIII" or better in the current edition of Best's Insurance Reports and be licensed to do and doing business in the state in which the Project is located. Each policy shall expressly provide that the policy shall not be canceled or materially altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance (except employers' liability) shall name Landlord and any other parties designated by Landlord

(including any investment manager, asset manager or property manager) as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. All property insurance shall name Landlord as loss payee as respects Landlord's interest in any improvements and betterments. Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least ten (10) days before the Commencement Date and at least ten (10) days before expiration of each policy. If Tenant fails to insure or fails to furnish any such insurance certificate, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them, and Tenant shall pay to Landlord on written demand, as additional rent, all premiums paid by Landlord.

         8.4 SUBROGATION. Tenant waives on behalf of all insurers under all policies of property insurance now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any such insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property insurance now or hereafter carried by Landlord insuring or covering the Project, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any such insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall procure from each of the insurers under all policies of property insurance now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this SECTION 8.4.

         8.5 LANDLORD'S FIRE AND CASUALTY INSURANCE. Landlord shall insure the Building and the Project against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, provided that such coverage shall (i) be for full replacement of the Building and the Project in compliance with all then existing applicable laws, (ii) provide for rent continuation insurance equal to not less than twelve (12) months' rent; and (iii) be with companies and have policies meeting the criteria set forth in SECTION 8.3 in this Lease. No insurance carried by Landlord shall cover Tenant's trade fixtures, equipment or personal property, any Alterations or any Tenant Improvements. At the sole option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders or any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the Project.

                                    ARTICLE 9

                             ASSIGNMENT OR SUBLEASE

         9.1 PROHIBITION. Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant, except as provided in SECTION 9.7. Tenant may hypothecate this Lease to an institutional lender upon prior notice to Landlord and without releasing Tenant of its obligations herein. In the event Tenant hypothecates this Lease to an institutional lender pursuant to this SECTION 9.1, Landlord agrees that it will negotiate in good faith with such lender a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement which is satisfactory to Landlord; all costs of such negotiation (including reasonable attorneys' fees) shall be paid by Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Subject to SECTION 9.7, for purposes of this Lease, any of the following transfers on a cumulative basis shall constitute an assignment of this Lease, of which Tenant shall provide written notice to Landlord: if Tenant is a corporation, the transfer of more than forty-nine percent (49%) of the stock of the corporation; if Tenant is a partnership, the transfer of more than forty-nine percent (49%) of the capital or profits interest in the partnership; and if Tenant is a trust, the transfer of more than forty-nine (49%) of the beneficial interest under the trust. However, if Tenant is a corporation with equity securities registered under Section 12 of the Securities Exchange Act of 1934, then a transfer of such securities shall not be deemed an assignment of this Lease for which Landlord's consent is required. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

         9.2 LANDLORD'S CONSENT OR TERMINATION. If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease together with a check for two thousand dollars ($2,000) to cover the attorneys' fees and other costs to be incurred by Landlord in connection with any such request. Tenant shall simultaneously give Landlord such additional information concerning the intended assignee or subtenant (including complete financial statements and a business history) and the intended assignment or sublease (including true copies thereof) as Landlord requests. For a period of thirty
(30) days after such written notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, (a) to consent in writing to the intended assignment or sublease, (b) in the case of an assignment of this Lease or a sublease in excess of fifty percent (50%) of the RSF of the Premises or in excess of fifty percent (50%) of the balance of the term of this Lease, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right or (c) to withhold its consent, provided such consent is not unreasonably withheld. If Landlord fails to notify Tenant of its election within such thirty (30) day period, Landlord will be deemed to have consented to the proposed assignment or, when appropriate, the proposed sublease.

         9.3 COMPLETION. If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following requirements: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with SECTION 9.1 hereof, has been delivered to Landlord,
(c) no assignee or subtenant shall have a right further to assign or sublease except in accordance with the provisions contained in this Lease, including the termination right granted to Landlord, and (d) fifty percent (50%) of the "EXCESS RENT" (as hereinafter defined) derived from such assignment or sublease shall be paid to Landlord. Such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord as, Additional Rent. Tenant shall pay such excess rent to Landlord immediately as and when such excess rent becomes due and payable to Tenant. As used in this SECTION 9.3, "EXCESS RENT" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease and for that portion of the Term hereof covered), less only the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant's sole cost and expense for the specific assignee or subtenant in question and reasonable leasing commissions and reasonable attorneys' fees paid by Tenant in connection with such assignment or sublease, without deduction for carrying costs due to vacancy or otherwise. Such costs of additional improvements, leasing commissions and reasonable attorneys' fees shall be amortized without interest over the term that the excess rent is payable.

         9.4 TENANT NOT RELEASED. No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. No assignment or sublease shall amend or modify this Lease in any respect, and every assignment and sublease shall be subject and subordinate to this Lease. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. Tenant shall pay to Landlord all direct costs and shall reimburse Landlord for all expenses incurred by Landlord in connection with any assignment or sublease requested by Tenant. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

         9.5 LANDLORD'S CONSENT. If Landlord does not elect to terminate the Lease, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment and/or subletting. The parties hereby agree that the reasons under this Lease and under any applicable law for Landlord to withhold consent to any proposed assignment or subleasing shall include, but not be limited to, one or more of the following:

         (a) The assignee or sublessee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

         (b) The assignee or sublessee intends to use the Premises for purposes which are not permitted under this Lease;

         (c) The assignee or sublessee is either a governmental agency or instrumentality thereof unless Landlord, with respect to the Building, has leased space to, or approved subleases with, comparable (in terms of use, security issues, express or implied power of eminent domain, reputation, character and size of space in the Project) governmental agencies or instrumentalities thereof; and

         (d) The assignee or sublessee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the assignment or sublease on the date consent is requested.

         9.6 REMEDIES. If Tenant assigns or sublets without Landlord's consent, such an assignment or subleasing shall be null and void and Landlord may exercise its rights and remedies under this Lease. If Landlord unreasonably withholds its consent to a proposed sublease or assignment, Tenant may seek specific performance of Landlord's obligations. If Landlord fails to comply with any award for specific performance, then and only then will Tenant have a right to enforce any other rights and remedies available to Tenant under this Lease or applicable laws.

         9.7 CERTAIN PERMITTED TRANSFERS. Upon at least ten (10) days' prior notice to Landlord, Tenant shall have the right to assign its interest in this Lease, or to sublet a portion of the Premises, without Landlord's prior consent, to (i) a corporation which owns all or substantially all of the outstanding voting stock of Tenant, (ii) a corporation which is wholly owned by Tenant or
(iii) a corporation which is wholly owned by the corporation which wholly owns Tenant, or (iv) a corporation created as a result of merger or consolidation between Tenant and a third party or (v) a corporation which purchases all or substantially all of Tenant's assets; provided, that (vi) the assignee or sublessee shall utilize the Premises for substantially the same purposes for which Tenant was utilizing the Premises at the time of transfer; and (vii) Tenant shall not be relieved of any of its obligations under this Lease on account of such transfer. All of the other provisions of this ARTICLE 9 shall be applicable to such assignment or subletting (including SECTION 9.3), other than the requirement for Landlord's consent and other than Landlord's right of recapture set forth in SECTION 9.2.

                                   ARTICLE 10

                         EVENTS OF DEFAULT AND REMEDIES

         10.1 DEFAULT BY TENANT. The occurrence of any one or more of the following events ("EVENT OF DEFAULT") shall constitute a breach of this Lease by
Tenant:

         (a) Tenant fails to pay any Base Rent, or any Additional Monthly Rent, or any Additional Rent or other amount of money or charge payable by Tenant hereunder as and when such rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in any twelve (12) month period, only the passage of three (3) days after the due date, but not written notice, shall be required to establish an Event of Default in the same twelve (12) month period; and provided further, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure SECTION 1161; or

         (b) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a period of sixty (60) days after Landlord's notice; and provided further, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure SECTION 1161; or

         (c) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property; or

         (d) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

         (e) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

         (f) Tenant abandons the Premises;

         (g) An Event of Default occurs under the Existing Building Lease. This
SECTION 10.1(g) shall not apply if Landlord has sold the Building or the Existing Building or if Tenant has assigned this Lease or the Existing Building Lease to a third party (other than the assignees described in SECTION 9.7 above) which is unrelated to Tenant in a transaction consented to by Landlord. This
SECTION 10.1(g) will apply at any time in the future during which the Building and the Existing Building are owned by the same person or entity as long as the Event of Default to which the first sentence of this paragraph applies occurs during the period when both the Building and the Existing Building are owned by the same person or entity; or

         (h) Tenant fails to deliver to Landlord, within thirty (30) days after the date Landlord receives the site development application approval for the Project, the Letter of Credit required by EXHIBIT H.

         10.2 TERMINATION. In the event of any such Event of Default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to remove Tenant from the Premises. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from
Tenant:

         (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

         (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

         (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

         (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in SUBSECTION 10.2(a) AND (b) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law per annum. As used in SUBSECTION 10.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         10.3 CONTINUATION. In the event of any such Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this SECTION 10.3 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code SECTION 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover the rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

         10.4 REMEDIES CUMULATIVE. Upon the occurrence of an Event of Default, Landlord shall have the right to exercise and enforce all rights and remedies granted or permitted by law. The remedies provided for in this Lease are cumulative and in addition to all other remedies available to Landlord at law or in equity by statute or otherwise. Exercise by Landlord of any remedy shall not be deemed to be an acceptance of surrender of the Premises by Tenant, either by agreement or by operation of law. Surrender of the Premises can be effected only by the written agreement of Landlord and Tenant.

         10.5 TENANT'S PRIMARY DUTY. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all costs incurred or paid by Landlord shall be deemed additional rent hereunder and Tenant shall pay the same to Landlord on written demand, together with interest on all such sums and costs from the date of expenditure by Landlord to the date of repayment by Tenant at the rate of ten percent (10%) per annum.

         10.6 ABANDONED PROPERTY. If Tenant vacates the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall, at the option of the Landlord, be deemed to be abandoned, and Landlord shall have the right to use, sell or otherwise dispose of such personal property in any commercially reasonable manner.

         10.7 LANDLORD DEFAULT. If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, that if by the nature of the obligation of which Landlord is in default the default cannot reasonably be cured within such period of thirty (30) days, Landlord shall not be deemed in default hereunder so long as it commences with due diligence and dispatch the curing of such default within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such default within a period of sixty (60) days after Tenant's notice. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages and the provisions of Section 15.17 shall apply.

                                   ARTICLE 11

                              DAMAGE OR DESTRUCTION

         11.1 RESTORATION. If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to SECTION 11.2 hereof, Landlord shall repair such damage and restore the Building and the Premises (but not the Tenant Improvements or any Alterations or any of Tenant's personal property, equipment or trade fixtures) to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to this SECTION
11.1 remain in full force and effect. If Landlord is obligated or elects to make such repairs pursuant to SECTION 11.2 below, Tenant shall pay to Landlord prior to Landlord's commencement of such repair work all insurance proceeds received by Tenant applicable to the work which Landlord is required or elects to perform and if such insurance proceeds, plus the proceeds from applicable insurance which Landlord is required to carry pursuant to SECTION 8.5, are not sufficient to allow Landlord to complete such work, Tenant shall pay such shortfall to Landlord. All such payments from Tenant to Landlord shall be made within ten
(10) business days of demand from Landlord. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant's use and occupancy of the Premises and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, officers, employees, contractors, licensees or invitees, then, during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises (i) during the period of Landlord's Work and until the same is substantially completed and (ii) to the extent of any rent insurance proceeds paid to Landlord, during the period when Tenant is repairing the damage which it is responsible to repair. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any Alterations, movable furniture, equipment, trade fixtures, Tenant Improvements or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such Alterations, movable furniture, equipment, trade fixtures, Tenant Improvements and personal property in compliance with SECTION 7 hereof.

         11.2 TERMINATION OF LEASE. If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease (as it may be extended as provided in this Lease) and the repair and restoration work to be performed by Landlord in accordance with SECTION 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with SECTION 11.1 hereof (including inadequacy resulting from the requirement of the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises that the insurance proceeds be applied to such indebtedness, unless the application of such insurance proceeds shall be due to a default by Landlord under the documents and instruments relating to such indebtedness), or (c) the repair and restoration work to be performed by Landlord in accordance with SECTION 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within one (1) year after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice. If Landlord does not exercise the right to terminate this Lease in accordance with this SECTION 11.2, Landlord shall repair such damage and restore the Building and the Premises in accordance with SECTION 11.1 hereof and this Lease shall, subject to SECTION 11.1 hereof, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

         11.3 EXCLUSIVE REMEDY. This ARTICLE 11 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant's rights under California Civil Code SECTIONS 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building.

                                   ARTICLE 12

                                 EMINENT DOMAIN

         12.1 CONDEMNATION. Landlord shall have the right to terminate this Lease if any part of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease. Tenant shall have the right to terminate this Lease if a substantial portion of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes. In each such case, Landlord or Tenant shall exercise such termination right by giving written notice to the other within thirty (30) days after the date of such taking. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this SECTION 12.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this SECTION 12.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant's Percentage Share shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises and an appropriate adjustment shall be made to Tenant's share of CAM Expenses, Property Taxes and Insurance Costs incurred with respect to the Project as a whole. If all of the Premises are taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

         12.2 AWARD. If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this SECTION 12.2 be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

         12.3 TEMPORARY USE. Notwithstanding SECTIONS 12.1 AND 12.2 hereof to the contrary, if the use of all or any part of the Premises is taken by exercise of the power of eminent domain during the term of this Lease on a temporary basis for a period less than the term of this Lease remaining after such taking, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease, to the extent reasonably practicable under the circumstances, and the condemnation proceeds in respect of such temporary taking shall be paid to Tenant.

         12.4 DEFINITION OF TAKING. As used herein, a "TAKING" means the acquisition of all or part of the Building for a public use by exercise of the power of eminent domain or voluntary conveyance in lieu thereof and the taking shall be considered to occur as of the earlier of the date on which possession of the Building (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Building (or part so taken) vests in the entity exercising the power of eminent domain.

         12.5 EXCLUSIVE REMEDY. This ARTICLE 12 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure SECTION 1265.130.

                                   ARTICLE 13

                             SUBORDINATION AND SALE

         13.1 SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of all deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or the Project or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such deed of trust. In the event Landlord elects to place a deed of trust on its interest in the Building or the Project, it shall obtain for the benefit of its Lender and Tenant a subordination, nondisturbance and attornment agreement no later than five (5) business days after Landlord shall have executed and delivered such deed of trust in a commercially reasonable form, reasonably acceptable to its lender, and Tenant agrees to execute, acknowledge and deliver upon demand such agreement and further instruments evidencing such subordination of this Lease to the lien of all such deeds of trust as may reasonably be required by Landlord or its lender.

         13.2 SALE OF THE PROJECT. If the original Landlord hereunder, or any successor owner of the Project, sells or conveys the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate, and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

         13.3 ESTOPPEL CERTIFICATE. At any time and from time to time, each of Landlord and Tenant shall, within ten (10) days after written request by the other, execute, acknowledge and deliver to the other a certificate certifying:
(a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with ARTICLE 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by the party giving the certificate of any default by the other party hereunder which has not been cured, except as to defaults specified in such certificate; (d) that the other party hereunder is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by the requesting party and, in the case of Landlord, by any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by the receiving party and any actual or prospective purchaser or mortgage lender of the Project or any part thereof. At any time and from time to time, Tenant shall, within ten
(10) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Project or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

                                   ARTICLE 14

                                     NOTICES

         14.1 METHOD. All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed as follows: if to Landlord: 401 River Oaks, LLC, c/o Trammell Crow Company, 1241 East Hillsdale Blvd, Suite 200, Foster City, California 94404-1214, with a copy to: Paul, Hastings, Janofsky & Walker LLP, 345 California Street, Twenty-Ninth Floor, San Francisco, California 94104,
Attn: Charles V. Thornton, or at such other place as Landlord may from time to time designate in a written notice to Tenant; if to Tenant: at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a written notice to Landlord; and to Guarantor (if any) at the address of Guarantor specified in the Basic Lease Information, or at such other place as Guarantor may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. If any such request, approval, consent, notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 GENERAL. The words "LANDLORD" and "TENANT" as used herein shall include the plural as well as the singular. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION." If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. This Lease shall benefit and bind Landlord and Tenant and the permitted personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. Tenant shall not record this Lease or any memorandum or short form of it. This Lease shall be governed by and construed in accordance with the laws of the state in which the Project is located.

         15.2 NO WAIVER. The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

         15.3 ATTORNEYS' FEES. If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

         15.4 EXHIBITS. EXHIBIT A (Plan Outlining the Premises and the Project), EXHIBIT B (Work Letter Agreement), EXHIBIT C (Form of Memorandum Confirming
Term), EXHIBIT E (Rules and Regulations), EXHIBIT F (Option to Extend/Fair Market Rental Rate), EXHIBIT G (Parking Rules and Regulations), EXHIBIT H (Letter of Credit Terms) and any other attachments specified in the Basic Lease Information, are attached to and made a part of this Lease and once again incorporated into this Lease by this reference.

         15.5 BROKER(S). Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate broker(s) specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker to act for Tenant in connection with this Lease.

         15.6 WAIVERS OF JURY TRIAL AND CERTAIN DAMAGES. Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.

         15.7 ENTIRE AGREEMENT. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, term sheets, brochures, videos, CD ROMS, Web site info, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Project. There are no commitments, representations or assurances between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease, and all reliance with respect to any commitments, representations or assurances is solely upon commitments, representations and assurances expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an agreement in writing signed by Landlord and Tenant.

         15.8 PARKING. Unless an Event of Default by Tenant is in existence hereunder, Tenant shall be entitled to the number of unreserved parking spaces designated in the Basic Lease Information free of charge (except that the costs incurred by Landlord with respect to such parking, including any parking management programs, shall be included in Operating Costs, if there is at least one tenant (unrelated to Tenant) leasing an interest in the Project from Landlord) for the initial term of this Lease except for any charges imposed by governmental agencies beyond Landlord's control. If there is at least one tenant (unrelated to Tenant) leasing an interest in the Project from Landlord, Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. Tenant shall not use more parking spaces than said number and shall comply with the Parking Rules and Regulations attached as EXHIBIT K. If there is at least one tenant (unrelated to Tenant) leasing an interest in the Project from Landlord, and in the event Landlord has not assigned specific spaces to Tenant, Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses.

         15.9 CHOICE OF LAW. This Lease shall be governed by and construed pursuant to the laws of the State of California.

         15.10 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time the light or view from windows is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

         15.11 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or (other than in a de minimus manner) adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are


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reasonably required therefor and to deliver the same to Landlord within twenty
(20) days following a request therefor. At the request of Landlord or Tenant or any mortgagee or ground lessor, Tenant and Landlord agree to execute a short form of Lease memorandum and deliver the same to the requesting party within twenty (20) days following the request therefor, the recordation of which shall be at the sole cost and expense of the party seeking recordation.

         15.12 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant.

         15.13 APPLICATION OF PAYMENTS. Unless Tenant, by Notice to Landlord, specifically restricts how such payment is to be applied, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. However, while Landlord must accept payments made under protest, Landlord is not obligated to accept a payment made with other restrictions, and such payment, if not accepted by Landlord, shall be returned to Tenant within five (5) business days of demand by Tenant.

         15.14 TIME OF ESSENCE. Time is of the essence with respect to the performance of every term, covenant and condition of this Lease in which time of performance is a factor. Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "IMMEDIATELY," "PROMPTLY," and/or "ON DEMAND," or their equivalent, are used to specify when such payment is due, then such payment shall be due fifteen (15) days after the date that the party which is entitled to such payment sends Notice to the other party demanding such payment.

         15.15 RIGHT TO LEASE. If there is at least one tenant (unrelated to Tenant) leasing an interest in the Project from Landlord, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment and shall determine to best promote the interests of the Project.

         15.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor-disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "FORCE MAJEURE EVENT"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage notwithstanding anything to the contrary contained in this Lease. Therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure Event, except with respect to Tenant's obligations to pay rent and other charges due hereunder.

         15.17 EXCULPATION. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building (including any insurance proceeds which Landlord receives). Landlord shall have


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no personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Under no circumstances shall Tenant seek or obtain a personal money judgment against Landlord. The limitations of liability contained in this
SECTION 15.17 shall inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.

         15.18 NO DISCRIMINATION. Tenant covenants by and for itself and Tenant's officers, executives, administrators, assigns and all persons claiming under or through Tenant, that this Lease is made and accepted upon and subject to the following conditions: there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises hereby leased, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of subtenants, sublessees or vendees in the Premises.

         15.19 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         15.20 ROOF RIGHTS. As part of its Tenant Improvements, Tenant shall have the right, at its expense, to install telecommunications equipment on the roof of the Building for its own use, although it shall not have the right to utilize such equipment for the use of others, with or without compensation. The installation of such telecommunications equipment shall be subject to the Design Criteria and all of the provisions of the Work Letter Agreement, and such equipment may not interfere with the installation, use or maintenance of other equipment installed on the roof of the Building by Landlord. Should an additional tenant, which is a direct tenant of Landlord, occupy the Building, under no circumstances shall Tenant's use of its telecommunications equipment interfere with the ability of Landlord or other tenants of the Project to utilize telecommunications equipment, and the installation of such equipment shall be consistent with Landlord's plan regarding the aesthetics of the Building. All of such telecommunications equipment, if installed, shall be removed by Tenant at its expense on the expiration or earlier termination of the Lease, and all damages caused by such removal shall be paid upon demand by Tenant to Landlord.

         15.21 SIGNAGE. Consistent with the Design Criteria, Tenant shall have the right to install, at its sole cost and expense, signage on the top of the Building and monument signage in front of the Building, identifying Tenant. The location, size, design and material of each of these signs shall be subject to Landlord's consent. In addition, subject to compliance with the Design Criteria. Tenant may incorporate its logo and signage on the walls of the elevator lobbies of the Building and on the entrance doors of the Building. At the expiration or earlier termination of the Lease, all of such signage shall be removed by Tenant at its sole cost and expense, and Tenant shall repair any damages caused by such removal.


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         15.22 REASONABLENESS. Whenever the consent or approval of Landlord or
Tenant is required herein, such consent or approval shall not be unreasonably withheld or delayed unless otherwise specified in the place where such consent or approval is required. Whenever any act is required to be done by Tenant to the satisfaction of Landlord or upon the request or requirement of Landlord. Landlord shall not unreasonably request or require such action by Tenant. Whenever Landlord's judgment is specified as the required standard or Landlord is permitted to exercise its discretion, unless the provision so specified permits Landlord's "sole judgment" or words to that effect, such judgment and discretion shall be reasonably exercised.

         15.23 NO LIENS ON TENANT'S EQUIPMENT. Landlord waives, releases and relinquishes any statutory, common law or constitutional liens it may have or at any time hereafter be entitled to assert against the telecommunications equipment which Tenant installs in the Premises.

                                  [END OF TEXT]




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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date specified in the Basic Lease Information.




"Landlord"                                    "Tenant"

401 RIVER OAKS, LLC,                          Watkins-Johnson Company
a California limited liability company        a California corporation

By: Kennedy Associates Real Estate
    Counsel, Inc., a Delaware corporation,    By: /s/ Rainer Growitz
    its Manager                                  -------------------------------
                                              Name: Rainer Growitz
                                                   -----------------------------
                                              Its: Vice President Finance
                                                  ------------------------------
    By: /s/ Jim C. Snyder
        -----------------------------------
            Jim C. Snyder                     By:
            President                            -------------------------------
                                              Name:
                                                   -----------------------------
                                              Its:
                                                  ------------------------------
    By: /s/ John M. Parker
        -----------------------------------
            John M. Parker
            Senior Vice President



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